Stradling Yocca Carlson & Rauth
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 4200 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE(415) 283-2240 FACSIMILE(415) 283-2255
SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE(805) 564-0065 FACSIMILE(805) 564-1044
SANTA MONICA OFFICE 233 WILSHIRE BOULEVARD, SUITE 830 SANTA MONICA, CALIFORNIA 90401 TELEPHONE(310) 437-2797 FACSIMILE(310) 451-6240
SAN DIEGO OFFICE 12230 EL CAMINO REAL, SUITE 130 SAN DIEGO, CALFIORNIA 92130 TELEPHONE (858) 720-2150 FACSIMILE (858) 720-2160

April 8, 2008

Auxilio, Inc.

27401 Los Altos, Suite 100

Mission Viejo, California  92691

Re:           Auxilio, Inc., Registration Statement on Form SB-2 – Registration No. 333-135640

Ladies and Gentlemen:

At your request, we have examined the Post Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form SB-2 (File No. 333-135640) filed by Auxilio, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (as may be further amended or supplemented, the “Registration Statement”) in connection with the offering from time to time by certain security holders of the Company of 4,063,992 shares of the Company’s Common Stock.

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, including any amendment thereto.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth